Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

dated as of December 17, 2013

among

ARCH COAL, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Term Loan Administrative Agent

and

PNC BANK, NATIONAL ASSOCIATION,

as Revolver Administrative Agent

BANK OF AMERICA, N.A.,

PNC CAPITAL MARKETS LLC, MORGAN STANLEY SENIOR FUNDING, INC.,

CITIGROUP GLOBAL MARKETS INC. and CREDIT SUISSE SECURITIES (USA) LLC,

as Lead Arrangers and Bookrunners

RBS SECURITIES INC., BMO CAPITAL MARKETS CORP., CREDIT AGRICOLE CORPORATE INVESTMENT BANK, SANTANDER BANK, N.A., NATIXIS SECURITIES AMERICAS LLC, BBVA SECURITIES INC., RBC CAPITAL MARKETS, LLC and BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, ING CAPITAL LLC

as Lead Arrangers

AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 17, 2013, is made by and among Arch Coal, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries thereof, Bank of America, N.A., in its capacity as term loan administrative agent under the Credit Agreement (as defined below) (the “Term Loan Administrative Agent”), PNC Bank, National Association, in its capacity as revolver administrative agent under the Credit Agreement (the “Revolver Administrative Agent” and, together with the Term Loan Administrative Agent, the “Administrative Agents”) and each of the undersigned banks and other financial institutions party hereto as lenders.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, certain subsidiaries of the Borrower, the Administrative Agents and the lenders from time to time party thereto are parties to an Amended and Restated Credit Agreement, dated as of June 14, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;

WHEREAS, the Borrower desires to modify certain terms of the Credit Agreement and has requested that certain financial institutions signatory hereto (in such capacity, the “Incremental Term Loan Lenders”) collectively provide Commitments (the “Incremental Term Loan Commitments”) hereunder, and make Incremental Term Loans pursuant thereto, in an aggregate principal amount equal to $300,000,000 (the “Aggregate Incremental Term Loan Commitment”) on the 2013 Incremental Effective Date, the Net Cash Proceeds of which will be used for the general corporate purposes of the Borrower, and each Incremental Term Loan Lender is prepared to make a portion of such Aggregate Incremental Term Loan Commitment, and to provide a portion of the Incremental Term Loans pursuant thereto, in the respective amounts set forth on Schedule 2 hereto, in each case subject to the other terms and conditions set forth herein;

WHEREAS, the Loan Parties, the Incremental Term Loan Lenders and the Term Loan Administrative Agent are entering into this Amendment in order to, among other things, evidence such Incremental Term Loan Commitments and such Incremental Term Loans, which are to be made in the form of additional commitments under the Term Loan Facility and additional Term Loans, in accordance with Section 2.11 of the Credit Agreement;

WHEREAS, by this Amendment, the applicable Administrative Agents, the applicable Lenders party hereto, the Borrower and the other Loan Parties have agreed to amend the Credit Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to the Credit Agreement.  Pursuant to Section 11.1 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in

Section 6(a) hereof, effective on and as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

2013 Incremental Effective Date means the date on which all of the conditions contained in Section 6(b) of the Fourth Amendment have been satisfied or waived by each applicable party.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission.

Compliance Certificate Delivery Date (Second Quarter, 2016) shall mean the earlier of (i) the date on which the Compliance Certificate for the fiscal quarter ending June 30, 2016, is delivered pursuant to Section 8.3.3 [Certificate of the Borrower] or (ii) the date on which the Compliance Certificate for the fiscal quarter ending June 30, 2016, is required to be delivered pursuant to Section 8.3.3 [Certificate of the Borrower].

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Fourth Amendment means that certain Amendment No. 4 to Credit Agreement, dated as of December 17, 2013, among the Borrower, the other Loan Parties, the Administrative Agents and certain Lenders party thereto.

Fourth Amendment Effective Date means the date on which all of the conditions contained in Section 6 of the Fourth Amendment have been satisfied or waived by each applicable party.

Hedge Liabilities shall mean the Interest Rate Hedge Liabilities and the Commodity Hedge Liabilities.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Permitted Junior Indebtedness shall mean secured Indebtedness incurred by any Loan Party and guarantees with respect thereto by any Loan Party in the form of second lien (or lower priority) secured Indebtedness provided, that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis, to the lien securing the Obligations hereunder and is not secured by any property or assets of the Loan Parties other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the latest Expiration Date at the time such Indebtedness is incurred, (iii) the security agreements relating to such Indebtedness are, taken as a whole, substantially the same as the

Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agents), (iv) such Indebtedness is not guaranteed by any person other than the Guarantors, (v) such Indebtedness will have terms and conditions (other than pricing, fees and premiums) that are taken as a whole, not more favorable to the investors providing such Indebtedness than, this Agreement and (vi) such Indebtedness is subordinated with respect to Liens, to the Obligations on terms, and subject to intercreditor documentation, acceptable to the Administrative Agents in their sole discretion.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Senior Representative shall mean, with respect to any Permitted Junior Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Commodity Hedge.

(b)                                 The following definitions contained Section 1.1 of the Credit Agreement shall be amended and restated as follows:

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender-Provided Commodity Hedge shall mean a Commodity Hedge which is entered into with any Revolver Lender or an Affiliate of any Revolver Lender and which meets the following requirements: such Commodity Hedge (i) is documented in a standard International Swap Dealer Association Agreement or such other standard trading documentation, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging purposes. The liabilities owing to the provider of any Lender Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge

Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds]

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].

Obligations shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Facilities, the related Notes, the Letters of Credit, the Term Loan Fee Letter, the Term Loan Administrative Agent Fee Letter, the Revolver Administrative Agent’s Letter or any other Loan Document, including, but not limited to, the Collateral Sharing Agreement, to the Administrative Agents, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, including (i) any Lender-Provided Interest Rate Hedge, (ii) any Lender-Provided Commodity Hedge and (iii) any Other Lender Provided Financial Service Product (the obligations referred to in clauses (i) through (iii) above are referred to herein as, “Lender-Provided Hedge Obligations”).  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Term Loan Applicable Margin shall mean (i) the percentage spread to be added to the LIBOR Rate applicable to Term Loans under the LIBOR Rate Option, which shall be equal to 5.00% and (ii) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option, which shall be equal to 4.00%.

(c)                                  Clause (vii) of the definition of “Permitted Liens” contained in Section 1.1 of the Credit Agreement shall be amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date

(Second Quarter, 2016)” in each instance where such phrase is contained in such Clause;

(d)                                 Clause (xiii) of the definition of “Permitted Liens” contained in Section 1.1 of the Credit Agreement shall be amended by replacing the phrase “[Intentionally Omitted]” with the following provision, “Liens granted pursuant to or in respect of any Permitted Junior Indebtedness;”;

(e)                                  Clause (xiv) of the definition of “Permitted Liens” contained in Section 1.1 of the Credit Agreement shall be amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)” in each instance where such phrase is contained in such Clause;

(f)                                   Clause (xxiii) of the definition of “Permitted Liens” contained in Section 1.1 of the Credit Agreement shall be amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)” in each instance where such phrase is contained in such Clause;

(g)                                  The definition of “Senior Secured Debt” contained in Section 1.1 of the Credit Agreement shall be amended by (x) deleting “, and”, (y) replacing “(iv)” with “(v)” and (z) adding the following new clause (iv), “(iv) all Permitted Junior Indebtedness, and”;

(h)                                 Section 2.11(i)(c)(i) and (ii) of the Agreement are hereby amended and restated in their entirety as follows:

“(i) the total aggregate increase to the Term Loan Commitments, does not exceed $300,000,000 or upon 2013 Incremental Effective Date, and the incurrence of the Incremental Term Loans contemplated by the Fourth Amendment, the total aggregate increase to the Term Loan Commitments occurring after the 2013 Incremental Effective Date does not exceed $150,000,000 and (ii) the sum of the total Facilities, including any Incremental Term Loans, does not exceed $2,300,000,000.”;

(i)                                     Section 5.6.2(a) of the Agreement is hereby amended by replacing the phrase “below $500,000,000” with the following provision, “below $100,000,000”;

(j)                                    Section 6.1.25 of the Agreement is hereby amended and restated in its entirety as follows:

“6.1.25 Anti-Terrorism Laws.  (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or

Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.”;

(k)                                 Section 8.1.10 of the Agreement is hereby amended and restated in its entirety as follows:

“8.1.10        Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.”;

(l)                                     Section 8.1.14 of the Agreement is hereby amended and restated in its entirety as follows:

“8.1.14 Anti-Terrorism Laws; International Trade Compliance.  (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with  all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agents in writing upon the occurrence of a Reportable Compliance Event.”;

(m)                             Section 8.2.1(ii) of the Agreement is hereby amended by adding the phrase “no Potential Default or Event of Default shall exist immediately prior to and after giving effect to any proposed additional Indebtedness and” immediately after the phrase “so long as,”;

(n)                                 Section 8.2.1(ix) of the Agreement is hereby amended and restated in its entirety as follows:  “Intentionally Omitted”;

(o)                                 Section 8.2.1(x) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)” in each instance where such phrase is contained in such Section;

(p)                                 Section 8.2.1(xiv) of the Agreement is hereby amended by replacing the phrase “Intentionally omitted;” with the following provision, “Permitted Junior Indebtedness of the Borrower and the other Loan Parties in an aggregate principal amount not to exceed an amount equal to the additional amount of Indebtedness permitted, determined as of the date of any incurrence of Permitted Junior Indebtedness, subject to the Unsecured Senior Notes Cap;”;

(q)                                 Section 8.2.1(xix) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)” in each instance where such phrase is contained in such Section;

(r)                                    Section 8.2.2 of the Agreement is hereby amended by replacing, “, and (C)” with “, (C) agreements relating to Permitted Receivables Financing and (D) any indenture or security documentation with respect to any Permitted Junior Indebtedness; provided, that such Liens are subject to the terms and provisions of an intercreditor agreement acceptable to the Administrative Agents in their sole discretion,”;

(s)                                   Section 8.2.3(3)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“(iii)  For the period commencing on the First Amendment Effective Date until the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016), the aggregate consideration to be paid by the Loan Parties for (a) all such Permitted Acquisitions during such period plus (b) all Investments in Permitted Joint Ventures during such period shall not exceed $200,000,000;” ;

(t)                                    Section 8.2.3(3)(iv) of the Agreement is hereby amended by replacing the phrase “the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio]” with the following provision, “commencing with the fiscal quarter ending June 30, 2015, the Borrower and its Subsidiaries shall be in compliance with the covenant contained in Section 8.2.11 [Maximum Senior Secured Leverage Ratio]”;

(u)                                 Section 8.2.3(3)(vi) of the Agreement is hereby amended by replacing the phrase “$500,000,000” with the following provision, “$700,000,000”;

(v)                                 Section 8.2.4(iii) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)”;

(w)                               Section 8.2.4(v) of the Agreement is hereby amended by replacing the phrase “with respect to any such sales” with the phrase “with respect to all such sales” and replacing the phrase “the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio]” with the following provision, “commencing with the fiscal quarter ending June 30, 2015, the Borrower and its Subsidiaries shall be in compliance with the covenant contained in Section 8.2.11 [Maximum Senior Secured Leverage Ratio]”;

(x)                                 Section 8.2.6(1)(D) of the Agreement is hereby amended and restated in its entirety as follows:

“(v) for the period commencing on the First Amendment Effective Date until the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016), the aggregate consideration to be paid by the Loan Parties for (a) all such Investments in Permitted Joint Ventures during such period plus (b) all Permitted Acquisitions during such period shall not exceed $200,000,000;”;

(y)                                 Section 8.2.6(1)(F) of the Agreement is hereby amended by replacing the phrase “the Borrower and its Subsidiaries shall be in compliance with covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio]” with the following provision, “commencing with the fiscal period ending June 30, 2015, the Borrower and its Subsidiaries shall be in compliance with covenant contained in Section 8.2.11 [Maximum Senior Secured Leverage Ratio]”;

(z)                                  Section 8.2.6(1)(G)  of the Agreement is hereby amended by replacing the phrase “$500,000,000” with the following provision, “$700,000,000”;

(aa)                          Section 8.2.8 of the Agreement is hereby amended and restated in its entirety as follows:

“8.2.8  Capital Expenditures.

Commencing January 1, 2014, the Borrower shall not for the benefit of the Revolver Administrative Agent and the Revolver Lenders, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts set forth below in the aggregate in any period specified below on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.  All such capital expenditures and capitalized leases shall be made under usual and customary terms and in the ordinary course of business:

Period	Amount
2014 Fiscal Year	$350,000,000
2015 Fiscal Year	$350,000,000 (plus any unused amount of the $350,000,000 allocated for capital expenditures for the 2014 fiscal year)”

(bb)                          Section 8.2.9(i) of the Agreement is hereby amended and restated in its entirety as follows:

“so long as on the date of the declaration thereof (each such date a “Dividend Declaration Date”) and after giving effect thereto the Borrower is in compliance with the Restricted Payment Covenants (as set forth below) and no Potential Default or Event of Default has occurred, the Borrower may pay cash dividends on its common stock, which amount shall be limited to one cent per share of common stock per fiscal year;”

(cc)                            Section 8.2.9(ii) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)”;

(dd)                          Section 8.2.9 of the Agreement is hereby amended by (1) replacing the phrase “clauses (a), (b) and (c) below are” with the following provision, “clause (a) below is”, (2) to delete clauses “(a)” and “(c)” and (3) changing the reference to clause (b) to a new clause (a).

(ee)                            Section 8.2.14(viii)(a) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)”;

(ff)                              Section 8.2.14(viii)(b) of the Agreement is hereby amended by replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)”;

(gg)                            Section 8.2.14(xxi) of the Agreement is hereby amended by replacing the phrase “8.2.1(xviii)” with the following provision “8.2.1(xix)” and replacing the phrase “Compliance Certificate Delivery Date (Third Quarter, 2014)” with the following provision, “the earlier to occur of (x) the Payment In Full of the Revolving Credit Commitments occurring after the Compliance Certificate Delivery Date (Third Quarter, 2014) or (y) the Compliance Certificate Delivery Date (Second Quarter, 2016)” in each instance where such phrase is contained in such Section;

(hh)                          Section 8.2 of the Agreement is hereby amended by adding the following new Section 8.2.22 at the immediate end thereof:

“The Borrower shall not, and shall not permit any of its Subsidiaries, on the date that is 30 days after the Fourth Amendment Effective Date (which date may be extended by the Collateral Agent in its reasonable discretion), to have failed to prepare, execute and record all documentation necessary to secure the 2013 Incremental Term Loans in favor of the Collateral Agent for the benefit of the Lenders with such documentation in form and substance satisfactory to the Collateral Agent.”

(ii)                                  Section 9.1.10 of the Agreement is hereby amended and restated in its entirety as follows:

“9.1.10        Anti-Terrorism Laws.  Any representation or warranty contained in Section 6.1.25 [Anti-Terrorism Laws] is or becomes false or misleading at any time;”; and

(jj)                                Section 11.15 of the Credit Agreement is hereby amended by adding the following sentence at the immediate end thereof, “Each Lender and Administrative Agent hereby authorizes the Collateral Agent on behalf of such Lender and Administrative Agent to enter into an intercreditor agreement with the Senior Representative with respect to any Permitted Junior Indebtedness and each such Lender expressly agrees to be bound by the terms and provisions of such intercreditor agreement.”

SECTION 2.  The Incremental Term Loans.  Pursuant to Section 2.11 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 6(b) hereof, on and as of the Incremental Effective Date:

(a)                                 Each Incremental Term Loan Lender party hereto hereby agrees that upon, and subject to, the occurrence of the Incremental Effective Date, (i) such Incremental Term Loan Lender shall have, as contemplated by Section 2.11 of the Credit Agreement, an Incremental Term Loan Commitment in an amount equal to the amount set forth opposite such Incremental

Term Loan Lender’s name under the heading “Incremental Term Loan Commitment” on Schedule 2 to this Amendment, and (ii) such Incremental Term Loan Lender shall be deemed to be, and shall become, (x) in the case of an Incremental Term Loan Lender that is an existing Lender under the Credit Agreement, an “Increasing Lender” and a “Lender” for all purposes of, and subject to all the obligations of an “Increasing Lender” and a “Lender” under the Credit Agreement and the other Loan Documents and (y) in the case of an Incremental Term Loan Lender that is not an existing Lender under the Credit Agreement, a “New Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “New Lender”, a “Lender” under the Credit Agreement and the other Loan Documents. Each Loan Party and the Term Loan Administrative Agent hereby agree that from and after the Incremental Effective Date, each Incremental Term Loan Lender shall be deemed to be, and shall become, an “Increasing Lender”, a “New Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of an “Increasing Lender”, a “New Lender” and a “Lender” under, the Credit Agreement and the other Loan Documents. From and after the Incremental Effective Date, each reference in the Credit Agreement to any Incremental Term Loan Lender’s Incremental Term Loan Commitment shall mean its Incremental Term Loan Commitment as acquired pursuant to this Amendment, and as set forth opposite its name on Schedule 2 to this Amendment under the heading “Incremental Term Loan Commitment” on Schedule 2 to this Amendment.

(b)                                 Each Incremental Term Loan Lender hereby agrees to make Incremental Term Loans to the applicable Borrower on the Incremental Effective Date in a principal amount not to exceed its respective Incremental Term Loan Commitment (as determined after giving effect to this Amendment).

SECTION 3.  Incremental Facility Amendments to the Credit Agreement.  Pursuant to Section 2.11 and Section 11.1 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 6(b) hereof, effective on and as of the Incremental Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Schedule 1.1(B) of the Credit Agreement is hereby amended by adding, at the immediate end thereof, Schedule 1.1(B) attached hereto;

(b)                                 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

2013 Incremental Term Loan Commitment shall mean, as to any Lender at any time, the amount set forth opposite its name on Schedule 1.1(B) (as amended or supplemented from time to time) as such Commitment is thereafter assigned or modified and 2013 Incremental Term Loan Commitments shall mean the aggregate 2013 Incremental Term Loan Commitments of all of the 2013 Incremental Term Loan Lenders.

2013 Incremental Term Loan Lenders shall mean each Lender with a 2013 Incremental Term Loan Commitment.

2013 Incremental Term Loans shall mean the Incremental Term Loans made pursuant to Section 2.11 [Increase in Commitments and Incremental Term Loans] and the Fourth Amendment on the 2013 Incremental Effective Date.

(c)                                  Section 2.1.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.1.3               Term Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, (x) each Term Loan Lender severally agrees to make a Term Loan to the Borrower on the First Amendment Effective Date, (y)  each Increasing Lender and New Lender that, in each case have, a 2012 Incremental Term Loan Commitment severally agrees to make a 2012 Incremental Term Loan to the Borrower on the 2012 Incremental Effective Date pursuant to the terms of Section 2.11 and (z) each Increasing Lender and New Lender that, in each case have, a 2013 Incremental Term Loan Commitment severally agrees to make a 2013 Incremental Term Loan to the Borrower on the 2013 Incremental Effective Date pursuant to the terms of Section 2.11; provided that after giving effect to each such Term Loan the aggregate amount of Term Loans from such Term Loan Lender shall not exceed such Term Loan Lender’s Term Loan Commitment and provided further that the Borrower may not reborrow any Term Loans once repaid.”

(d)                                 Section 2.6.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Section 2.6.7                    Repayment of Term Loans.  The Borrower shall repay to the Term Loan Administrative Agent, for the benefit of the Term Loan Lenders, (a) on the last Business Day of each March, June, September and December (each a “Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of (i) all Term Loans made on the First Amendment Effective Date, plus (ii) all 2012 Incremental Term Loans plus (iii) all 2013 Incremental Term Loans (in each case, as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made in accordance with Section 5) (each such amount, a “Term Loan Repayment Amount”) and (b) on the Expiration Date, the aggregate principal amount of all (i) Term Loans made on the First Amendment Effective Date, to the Lenders other than any 2013 Incremental Term Loan Lenders, (ii) the 2012 Incremental Term Loans to the 2012 Incremental Term Loan Lenders and (iii) the 2013 Incremental Term Loans to the 2013 Incremental Term Loan Lenders, in each case, outstanding on such date.”

SECTION 4.  Amendments to the Revolving Credit Facility.  Pursuant to Section 11.1 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 6(c) hereof, effective on and as of the Revolver Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 The pricing grid applicable to the Revolving Credit Facility contained in Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Level	Senior Secured Leverage Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Less than 1.00 to 1.00	3.50%	2.50%	3.50%
II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.00	4.00%	3.00%	4.00%
III	Greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00	4.50%	3.50%	4.50%
IV	Greater than or equal to 3.00 to 1.00	5.00%	4.00%	5.00%

(b)                                 The definition of “Swing Loan Commitment” contained in Section 1.1 of the Agreement is hereby amended by replacing the amount “$25,000,000” with the amount “$10,000,000”;

(c)                                  Section 8.2.10 is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”;

(d)                                 Section 8.2.11 of the Agreement is hereby amended and restated in its entirety as follows:

“8.2.11        Maximum Senior Secured Leverage Ratio.

The Borrower agrees for the benefit of the Revolver Administrative Agent and the Revolver Lenders that it shall not permit the Senior Secured Leverage Ratio calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From June 30, 2015 through December 31, 2015	5.00 to 1.00
Thereafter	4.00 to 1.00”

(e)                                  Section 8.2.12 is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”;

(f)                                   Section 8.2.21 of the Agreement is hereby amended by replacing the amount “$450,000,000” with the amount “$550,000,000”;

(g)                                  Part 1 of Schedule 1.1(B) - [Commitments of Lenders and Addresses for Notices] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Schedule 1 hereto;

(h)                                 Exhibit 1.1 (N)(2) - [Swing Loan Note] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Exhibit 1.1 (N)(2) hereto; and

(i)                                     Exhibit 8.3.3 - [Quarterly Compliance Certificate] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Exhibit 8.3.3 hereto.

SECTION 5.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agents and the Lenders that:

(a)                                 Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change.  Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

(b)                                 Each Loan Party has full power to enter into, execute, deliver and carry out this Amendment, and the Credit Agreement as modified by this Amendment, to incur the Indebtedness contemplated by this Amendment and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

(c)                                  Neither the execution and delivery of this Amendment by any Loan Party, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or any Subsidiary of any Loan Party or (ii) except as could not reasonably be expected to result in Material Adverse Change, any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or any Subsidiary of any Loan Party is bound or subject to, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

(d)                                 The representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date and the Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Incremental Effective Date or the Amendment Effective Date, as applicable, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(e)                                  At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6.  Conditions to Effectiveness.  (a) The Amendments contained in Section 1 hereof shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied or waived by each applicable party (the “Amendment Effective Date”):

(i)                                     receipt by the Administrative Agents of counterpart signature pages to this Amendment executed by the Borrower, the Loan Parties, the Administrative Agents and the Required Lenders;

(ii)                                  the Administrative Agents shall have received (i) a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agents, of the board of directors, other managers or general partner of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and the other Loan Documents, in each case as modified by this Amendment, certified as of the Incremental Effective Date by an Authorized Officer of each Loan Party as being in full force and effect without modification or amendment, and (ii) good standing certificates for each Loan Party for each jurisdiction in which such Loan Party is organized;

(iii)                               the Administrative Agents shall have received such incumbency certificates and/or other certificates of Authorized Signatories of each Loan Party as the Administrative Agents may reasonably require evidencing the identity, authority and capacity of each Authorized Officer of such Loan Party authorized to act as an Authorized Officer in connection with this Amendment;

(iv)                              the representations and warranties contained (i) in Section 4 of this Amendment, and (ii) in Article 6 of the Credit Agreement and in the other Loan Documents, shall, in each case, be true and correct in all material respects, on and as of the Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 6.1.7 of the Credit Agreement shall be deemed to refer to the most recently furnished financial statements furnished pursuant to Sections 8.3.1 and 8.3.2 of the Credit Agreement);

(v)                                 no Default or Event of Default exists immediately before or immediately after giving pro forma effect to this Amendment, and the consummation of the extensions of credit and other transactions set forth herein;

(vi)                              payment by the Borrower of all fees required to be paid to the Administrative Agents on the Amendment Effective Date, and all reasonable and documented out of pocket costs and expenses of the Administrative Agents in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP and Buchanan Ingersoll & Rooney PC); and

(vii)                           payment by the Borrower to the Administrative Agents, for the account of each Lender (other than any Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00pm, New York City time on December 11, 2013 (the “Consent Deadline”) consenting to the amendments set forth in Section 1, (x) in the case of the undersigned Revolving Lenders, an amendment fee in an amount equal to  0.50% of the sum of the aggregate principal amount of the Revolving Credit Commitment of such Lender outstanding or in effect after giving effect to the Commitment Reduction (as defined below) and (y) in the case of the Term Lenders, an amendment fee in an amount equal to 0.50% of the sum of the aggregate principal amount of the Term Loans made by such Lender outstanding as of the Consent Deadline.

(b)                                 This Amendment, and the obligations of each Incremental Term Loan Lender to make their respective Incremental Term Commitments pursuant hereto, and to fund their respective Incremental Term Loans pursuant hereto, as specified in Section 2 hereof, shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied or waived by each applicable party (the “Incremental Effective Date”):

(i)                                     receipt by the Term Loan Administrative Agent of counterpart signature pages to this Amendment executed by the Borrower, the Loan Parties, the Incremental Term Loan Lenders and the Term Loan Administrative Agent;

(ii)                                  the Term Loan Administrative Agent shall have received a Loan Request in respect of the Incremental Term Loans to be made pursuant hereto, completed and delivered in accordance with the terms of Section 2.6.1 of the Credit Agreement;

(iii)                               the Term Loan Administrative Agent shall have received (i) a certified copy of the resolutions, in form and substance reasonably satisfactory to the Term Loan Administrative Agent, of the board of directors, other managers or general partner of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and the other Loan Documents, in each case as modified by this Amendment, certified as of the Incremental Effective Date by an Authorized Officer of each Loan Party as being in full force and effect without modification or amendment, and (ii) good standing certificates for each Loan Party for each jurisdiction in which such Loan Party is organized;

(iv)                              the Term Loan Administrative Agent shall have received such incumbency certificates and/or other certificates of Authorized Signatories of each Loan Party as the Term Loan Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer of such Loan Party authorized to act as an Authorized Officer in connection with this Amendment;

(v)                                 the Term Loan Administrative Agent shall have received from K&L Gates LLP, counsel to the Borrower and the other Loan Parties, an executed legal opinion covering such matters as the Term Loan Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Term Loan Administrative Agent;

(vi)                              the representations and warranties contained (i) in Section 4 of this Amendment, and (ii) in Article 6 of the Credit Agreement and in the other Loan Documents, shall, in each case, be true and correct in all material respects, on and as of the Incremental Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 6.1.7 of the Credit Agreement shall be deemed to refer to the most recently furnished financial statements furnished pursuant to Sections 8.3.1 and 8.3.2 of the Credit Agreement);

(vii)                           no Default or Event of Default exists immediately before or immediately after giving pro forma effect to this Amendment, and the consummation of the extensions of credit and other transactions set forth herein;

(viii)                        the Borrower and the other Loan Parties shall be in compliance with, and shall have satisfied, each of the conditions set forth in Section 2.11 of the Credit Agreement;

(ix)                              payment by the Borrower of all arrangement and underwriting fees required to be paid to the Term Loan Administrative Agent on the Incremental Effective Date, and all reasonable and documented out of pocket costs and expenses of the Term Loan Administrative Agent in connection with this Amendment, and of the Term Loan Administrative Agent (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Term Loan Administrative Agent);

(x)                                 the Term Loan Administrative Agent shall have received a certificate, dated as of the Incremental Effective Date, signed by an Authorized Officer of the Borrower certifying as to compliance with the conditions precedent set forth in clauses (vii), (viii) and (ix) of this Section 6(b); and

(xi)          the Term Loan Administrative Agent shall have received all documentation and other information reasonably requested in order to allow the Incremental Term Loan Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(c) The Amendments contained in Section 4 hereof shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied or waived by each applicable party (the “Revolver Amendment Effective Date”):

(i)            receipt by the Administrative Agents of counterpart signature pages to this Amendment executed by the Borrower, the Loan Parties, the Administrative Agents and the Revolver Required Lenders;

(ii)           the Administrative Agents shall have received (i) a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agents, of the board of directors, other managers or general partner of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and the other Loan Documents, in each case as modified by this Amendment, certified as of the Incremental Effective Date by an Authorized Officer of each Loan Party as being in full force and effect without modification or amendment, and (ii) good standing certificates for each Loan Party for each jurisdiction in which such Loan Party is organized;

(iii)          the Administrative Agents shall have received such incumbency certificates and/or other certificates of Authorized Signatories of each Loan Party as the Administrative Agents may reasonably require evidencing the identity, authority and capacity of each Authorized Officer of such Loan Party authorized to act as an Authorized Officer in connection with this Amendment;

(iv)          the Commitment Reduction shall have occurred;

(v)           delivery of the pro forma financial projections of the Borrower and its Subsidiaries, including a pro forma closing balance sheet, statements of operations, statement of cash flows through the 2016 fiscal year;

(vi)          the representations and warranties contained (i) in Section 4 of this Amendment, and (ii) in Article 6 of the Credit Agreement and in the other Loan Documents, shall, in each case, be true and correct in all material respects, on and as of the Revolver Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 6.1.7 of the Credit Agreement shall be deemed to refer to the most recently furnished financial statements furnished pursuant to Sections 8.3.1 and 8.3.2 of the Credit Agreement);

(vii)         no Default or Event of Default exists immediately before or immediately after giving pro forma effect to this Amendment, and the consummation of the extensions of credit and other transactions set forth herein;

(viii)        the repayment of all outstanding notes under that certain Indenture by and among the Borrower as issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee, dated July 31, 2009, that have been tendered prior to the Revolver Amendment Effective Date;

(ix)          all other conditions set forth in Section 6(a) and (b) of this Amendment shall have been satisfied; and

(x)           payment by the Borrower of all fees required to be paid to the Administrative Agents on the Revolver Amendment Effective Date, and all reasonable and documented out of pocket costs and expenses of the Administrative Agents in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Buchanan Ingersoll & Rooney PC, as counsel to the Revolver Administrative Agent).

SECTION 7.  Reduction of Revolving Credit Commitments.  Pursuant to the terms of Section 2.12 of the Credit Agreement, the Borrower hereby provides notice of its intent to permanently reduce the Revolving Credit Commitments by $100,000,000 effective as of the Amendment Effective Date (the “Commitment Reduction”).

SECTION 8.  Reference to and Effect on the Credit Agreement; Confirmation of Guarantors.

(a)           On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.

(b)           Each Loan Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Amendment, each reference in each of the Loan Documents (including the Security Agreement and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations, including under the Loan Documents, as amended by, and after giving effect to, this Amendment, in each case subject to the terms thereof.

(c)           Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations, including under the Loan Documents, including, without limitation, all Secured Obligations resulting from or incurred pursuant to the Incremental Term Loan Commitments made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to its respective Guaranty.

(d)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

SECTION 9.  Costs, Expenses.  The Borrower agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agents) in accordance with the terms of Section 11.3 of the Credit Agreement.

SECTION 10.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

SECTION 12.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ARCH COAL, INC.

By:	/s/ James E. Florczak
Name: James E. Florczak
Title: Treasurer

ACI TERMINAL, LLC
ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH FLINT RIDGE, LLC
ARCH RECLAMATION SERVICES, INC.
ARCH WESTERN ACQUISITION CORPORATION
ARCH WESTERN ACQUISITION, LLC
ARCH WESTERN BITUMINOUS GROUP, LLC
ARCH WESTERN FINANCE, LLC
ARCH WESTERN RESOURCES, LLC
ARCH OF WYOMING, LLC
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND WR, INC.
ARK LAND LT, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE COAL COMPANY

By:	/s/ James E. Florczak
Name: James E. Florczak, Vice President
and Treasurer of each Guarantor listed
above on behalf of each such Guarantor

Signature Page to

Amendment No. 4

HUNTER RIDGE HOLDINGS, INC.
HUNTER RIDGE, INC.
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC
ICG EASTERN LAND, LLC
ICG EASTERN, LLC
ICG HAZARD LAND, LLC
ICG HAZARD, LLC
ICG ILLINOIS, LLC
ICG, INC.
ICG KNOTT COUNTY, LLC
ICG, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JACOBS RANCH COAL LLC
JACOBS RANCH HOLDINGS I LLC
JACOBS RANCH HOLDINGS II LLC
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN COAL COMPANY, L.L.C.
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.

By:	/s/ James E. Florczak
Name: James E. Florczak, Vice President
and Treasurer of each Guarantor listed
above on behalf of each such Guarantor

Signature Page to

Amendment No. 4

THUNDER BASIN COAL COMPANY, L.L.C.
TRITON COAL COMPANY, LLC
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:	/s/ James E. Florczak
Name: James E. Florczak, Vice President
and Treasurer of each Guarantor listed above on behalf of each such Guarantor

Signature Page to

Amendment No. 4

BANK OF AMERICA, N.A.,
as Term Loan Administrative Agent
and as an Incremental Term Loan Lender

By:	/s/ Jeffrey Bloomquist
Name: Jeffrey Bloomquist
Title: Managing Director

Signature Page to

Amendment No. 4

PNC BANK, NATIONAL ASSOCIATION
as Revolver Administrative Agent

By:	/s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

Signature Page to

Amendment No. 4

Schedule 1
Revolving Credit Facility Commitments

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Revolving Credit Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: PNC Bank, National Association Address: Three PNC Plaza - P3-P3PP04-4 225 Fifth Avenue Pittsburgh, PA 15222 Attention: Richard Munsick Telephone: (412) 762-4299 Telecopy: (412) 705-3232	$13,125,000	5.250000000%

Name: Morgan Stanley Bank, N.A. Address: 1300 Thames Street Thames Street Wharf - 4th Floor Baltimore, MD 21231 Attention: Edward Henley Telephone: (443) 627-4326 Telecopy: (212) 404-9645	$13,125,000	5.250000000%

Name: Bank of America, N.A. Address: 540 W. Madison - IL4-540-23-09 Chicago, IL 60661 Attention: Adam Fey Telephone: 312-828-1462 Telecopy:	$8,750,000	3.500000000%

Name: Citicorp North America, Inc. Address: 388 Greenwich Street - 32nd Floor New York, NY 10013 Attention: Thomas W. NG Telephone: (212) 816-9311 Telecopy:	$11,875,000	4.750000000%

Lender	Commitment	Ratable Share

Name: The Royal Bank of Scotland plc Address: 600 Washington Boulevard Stamford, CT 06901 Attention: David W. Stack Telephone: (203) 897-3503 Telecopy: (203) 873-3804	$11,875,000	4.750000000%

Name: Bank of Montreal Address: 100 King Street West - 4th Floor Toronto, Ontario Canada M5X 1A1 Attention: Robert Wright Telephone: (416) 359-6890 Telecopy: (416) 359-7796	$10,937,000	4.375000000%

Name: Credit Agricole Corporate and Investment Bank(f/k/a Calyon New York Branch) Address: 227 W. Monroe Street, Suite 3800 Chicago, IL 60606 Attention: Mike McIntyre Telephone: (312) 220-7314 Telecopy: (312) 220-7333	$10,937,000	4.375000000%

Name: Santander Bank, N.A. Address: 75 State Street Boston, MA 02109 Attention: Robert Lanigan Telephone: (617) 346-7348 Telecopy: (617) 747-3567	$10,937,000	4.375000000%

Name: Wells Fargo Bank, N.A. Address: 201 S. Jefferson Street - 2nd Floor Roanoke, VA 24011 Attention: Brenda Vaughan Telephone: (540) 563-7803 Telecopy: (540) 563-6320	$12,812,000	5.125000000%

Lender	Commitment	Ratable Share

Name: Caterpillar Financial Services Corporation Address: 2120 West End Avenue Nashville, TN 37203 Attention: Paul Owen Telephone: (615) 341-8626 Telecopy: (615) 341-8027	$10,000,000	4.000000000%

Name: CIBC Inc. Address: 595 Bay Street, 5th Floor Toronto, Ontario Canada M5G 1M6 Attention: Sue Zhang Telephone: (416) 542-4357 Telecopy: (905) 948-1934	$11,875,000	4.500000000%

Name: Natixis Address: 333 Clay Street - Suite 4340 Houston, TX 77002 Attention: Carlos Quinteros Telephone: (713) 571-6167 Telecopy: (713) 759-9495	$10,000,000	4.000000000%

Name: Union Bank, N.A. Address: 445 S. Figueroa Street - 15th Floor Los Angeles, CA 90071 Attention: Richard Reeves Telephone: (213) 236-5821 Telecopy: (213) 236-4096	$9,375,000	3.750000000%

Name: U.S. Bank National Association Address: 209 S. LaSalle St. - MK-ZL-RY40 Chicago, IL 60604 Attention: John Eyerman Telephone: (312) 325-2032 Telecopy: (312) 325-2001	$10,000,000	4.000000000%

Lender	Commitment	Ratable Share

Name: Compass Bank Address: 505 20th Street South Birmingham, AL 35203 Attention: Alex Morton Telephone: (205) 297-3294 Telecopy:	$8,750,000	3.500000000%

Name: Credit Suisse AG, Cayman Islands Branch Address: Eleven Madison Avenue New York, NY 10010 Attention: Judy Smith Telephone: (212) 538-2178 Telecopy: (646) 935-8215	$8,750,000	3.500000000%

Name: ING Capital LLC Address: 1325 Avenue of the Americas - 11th Floor New York, NY 10019 Attention: Remko van de Water Telephone: (646) 424-6084 Telecopy: (646) 424-7484	$8,750,000	3.500000000%

Name: Royal Bank of Canada Address: 200 Vesey Street Three World Financial Center New York, NY 10281 Attention: James Disher Telephone: (212) 428-6263 Telecopy: (212) 428-6460	$8,750,000	3.500000000%

Name: Sumitomo Mitsui Banking Corporation Address: 277 Park Avenue New York, NY 10172 Attention: Scott Marzullo Telephone: (212) 224-4166 Telecopy: (212) 224-5227	$8,750,000	3.500000000%

Lender	Commitment	Ratable Share

Name: Branch Banking and Trust Company Address: 200 West 2nd Street - 16th Floor Winston Salem, NC 27101 Attention: Troy Weaver Telephone: (336) 733-2735 Telecopy: (336) 733-2740	$6,250,000	2.500000000%

Name: Fifth Third Bank Address: Mail Code: A6512C 600 Superior Avenue East Cleveland, OH 44114 Attention: Kevin F. Garvey Telephone: (216) 274-5536 Telecopy: (216) 274-5621	$6,250,000	2.500000000%

Name: Goldman Sachs Bank USA Address: 200 West Street New York, NY 10282 Attention: Lauren Day Telephone: (212) 934-3921 Telecopy: (917) 977-3966	$3,125,000	1.250000000%

Name: Mizuho Corporate Bank, Ltd. Address: 1251 Avenue of the Americas New York, NY 10020 Attention: Hilary Zhang Telephone: (212) 282-3467 Telecopy: (212) 282-4488	$6,250,000	2.500000000%

Name: Regions Bank Address: 8182 Maryland Avenue - 11th Floor St. Louis, MO 63105 Attention: John Holland Telephone: (314) 615-2379 Telecopy: (314) 615-2355	$6,250,000	2.500000000%

Lender	Commitment	Ratable Share

Name: The Huntington National Bank Address: 41 South High Street Columbus, OH 43215 Attention: Chad A. Lowe Telephone: (614) 480-5810 Telecopy: (877) 274-8593	$5,000,000	2.000000000%

Name: UBS AG, Stamford Brach Address: 677 Washington Blvd. Stamford, CT 06901 Attention: Kun Jin Telephone: (203) 719-7813 Telecopy: (203) 719-3888	$3,125,000	1.250000000%

Name: Bank Leumi USA Address: 562 Fifth Avenue, 8th Floor New York, NY 10036 Attention: Joung Hee Hong Telephone: (212) 407-4469 Telecopy: (212) 407-4317	$2,500,000	1.000000000%

Name: Commerce Bank, N.A. Address: 8000 Forsyth Blvd., 2nd Floor - CLEX 2 St. Louis, MO 63105 Attention: Douglas P. Best Telephone: (314) 746-3228 Telecopy: (314) 746-3783	$1,875,000	0.750000000%

Name: Credit Industriel et Commercial Address: 520 Madison Avenue - Floor 37 New York, NY 10022 Attention: Brian O’Leary Telephone: (212) 715-4422 Telecopy: (212) 715-4535	$4,375,000	1.750000000%

Lender	Commitment	Ratable Share

Name: United Bank, Inc. Address: 500 Virginia Street Charleston, WV 25301 Attention: Tim Paxton Telephone: (304) 348-8316 Telecopy: (304) 348-8353	$1,875,000	0.750000000%

Name: UMB Bank, N.A. Address: 2 South Broadway, 7th Floor St. Louis, MO 63102 Attention: Cecil G. Wood Telephone: (314) 612-8131 Telecopy: (314) 612-8150	$1,875,000	0.750000000%

Name: First Commonwealth Bank Address: 437 Grant Street - Suite 1600 Pittsburgh, PA 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2202	$1,875,000	0.750000000%

PT. Bank Negara Indonesia (persero) Tbk, New York Agency 1 Exchange Plaza 55 Broadway, 5th Floor New York, NY 10006 Attention: Jerry Phillips Telephone: (212) 943-4750 Ext. 301 telecopy: (212) 344-5723	$625,000	0.250000000%

Total	$250,000,000	100.00%

Schedule 2
Incremental Term Commitments and Term Loan Lenders

Incremental Term Loan Lender	Commitment Percentage	Incremental Term Loan Commitment

Total	100%	$300,000,000

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 4 — Incremental Term Loans - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Total	$300,000,000	100.00%